POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M.

Chioffi, Janette E. Farragher, John B. Hammalian, Robert R. Mullery and Jeff Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto) of BNY Mellon Funds Trust, a Massachusetts business trust, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This document hereby revokes in its entirety the Power of Attorney executed December 8, 2009 by each of the undersigned, except David K. Mossman, and hereby revokes in its entirety the Power of Attorney executed December 14, 2011 by David K. Mossman. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ David K. Mossman__________	December 4, 2012
David K. Mossman
President (Principal Executive Officer)

/s/ James Windels______________	December 4, 2012
James Windels
Treasurer (Principal Financial and Accounting Officer)

/s/ Patrick J. O’Connor__________	December 4, 2012
Patrick J. O’Connor
Board Member (Chairman)

/s/ John R. Alchin______________	December 4, 2012
John R. Alchin
Board Member

/s/ Ronald R. Davenport_________	December 4, 2012
Ronald R. Davenport
Board Member

/s/ Jack L. Diederich____________	December 4, 2012
Jack L. Diederich
Board Member

/s/ Kim D. Kelly_______________	December 4, 2012
Kim D. Kelly
Board Member

/s/ Kevin C. Phelan_____________	December 4, 2012
Kevin C. Phelan
Board Member

/s/ Patrick J. Purcell_____________	December 4, 2012
Patrick J. Purcell
Board Member

/s/ Thomas F. Ryan, Jr.	December 4, 2012
Thomas F. Ryan, Jr.
Board Member

/s/ Maureen M. Young_________	December 4, 2012
Maureen M. Young
Board Member

COMMONWEALTH OF PENNSYLVANIA	)
	)	ss: PHILADELPHIA
COUNTY OF PHILADELPHIA	)

On December 4, 2012 before me, the undersigned, personally appeared each of the above-named individuals, except James Windels, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument, and acknowledged to me that they executed the same in their respective capacities as an officer or Board Member of BNY Mellon Funds Trust, a Massachusetts business trust, and that by their respective signatures on the instrument, the individuals executed the instrument.

WITNESS my hand and official seal.

/s/ Sabrina Moore_____________________
Notary Public

STATE OF NEW YORK	)
	)	ss: NEW YORK
COUNTY OF NEW YORK	)

On December 4, 2012 before me, the undersigned, personally appeared James Windels, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity as Treasurer (Principal Financial and Accounting Officer) of BNY Mellon Funds Trust, a Massachusetts business trust, and that by his signature on the instrument, he executed the instrument.

WITNESS my hand and official seal.

/s/ Loretta Johnston____________________
Notary Public

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